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EFP ROTENBERG LLP
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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As successor by merger to the registered public accounting firm of Rotenberg & Co., LLP, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 333-103847, 333-122181 and 333-151218.

EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
November 12, 2009